UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 23, 2014

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street, Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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First Bancorp

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Item 5.04           Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 23, 2014, First Bancorp (the “Company”) sent a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 to participants in the First Bancorp Employees’ 401(k) Savings Plan that, effective June 23, 2014, the plan administrator will be converting investments in the Company’s common stock from a fund that accounts for each participant’s investment in terms of whole shares into a unitized fund in which participants own shares of a fund that owns shares of Company stock, as well as a small amount of cash that provides fund liquidity. The notice indicated that no transaction will be permitted in the Company stock option beginning on June 23, 2014 and lasting through July 1, 2014 (the “Blackout Period). Investment activity related to other fund options will be unaffected.

On May 28, 2014, the Company sent a notice of the Blackout Period (the “Blackout Period Notice”) to the members of its board of directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR of the Securities Exchange Act of 1934, informing them that they would be prohibited during the Blackout Period from purchasing or selling shares of the Company’s common stock (including derivative securities pertaining to such shares) that they acquire or have previously acquired in connection with their service or employment as a director or executive officer of the Company.

A copy of the Blackout Period Notice is attached as Exhibit 99.1 and is incorporated by reference. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period and other information regarding the Blackout Period by contacting Elizabeth B. Bostian, Corporate Secretary, by telephone at 910-246-2500, or in writing at First Bancorp, 300 SW Broad Street, Southern Pines, North Carolina 28387.

Item 9.01 – Financial Statements and Exhibits.

Exhibit 99.1 – Blackout Period Notice to Directors and Executive Officers of First Bancorp dated May 28, 2014.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

May 28, 2014	By:	/s/ Richard H. Moore
Richard H. Moore
President and Chief Executive Officer

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